For fiscal period ending (a) November 30, 1995
File number (c) 811-3264


                                SUB-ITEM 77C
             Submission of Matters to a Vote of Security
Holders


     An Annual Meeting of Shareholders of Prudential
Government Securities Trust
was held on June 27, 1995. At such meeting the shareholders elected trustees and ratified the selection of independent accountants.

     A Special Meeting of Shareholders of  Prudential
Government Securities
Trust was held on July 19, 1995. At such meeting the shareholders voted on the following proposals:

1.   To approve amended and restated Distribution and
Service    Plans.

     Intermediate Term Series

          Affirmative         Negative
          Votes Cast          Votes Cast

          12,575,764          1,092,104

     Money Market Series

          Affirmative         Negative
          Votes Cast          Votes Cast

          226,473,758         19,867,416

     U.S. Treasury Money Market Series

          Affirmative         Negative
          Votes Cast          Votes Cast

          174,627,756         8,670,828


2. To approve elimination of the Series' investment restriction that limits investments to those securities listed in the Series'
Prospectuses
under _Investment Objective and Policies.

     Intermediate Term Series

          Affirmative         Negative
          Votes Cast          Votes Cast

          12,142,293          1,529,325


     Money Market Series

          Affirmative         Negative
          Votes Cast          Votes Cast

          212,988,151         36,301,502

3. To approve elimination of the Series' investment restrictions regarding restricted and illiquid securities.

     Intermediate Term Series

          Affirmative         Negative
          Votes Cast          Votes Cast

          12,022,374          1,790,821

     Money Market Series

          Affirmative         Negative
          Votes Cast          Votes Cast

          209,465,469         40,280,204

     U.S. Treasury Money Market Series

          Affirmative         Negative
          Votes Cast          Votes Cast

          170,070,502         16,665,470


4.   To approve elimination of the Series' investment
restriction regarding
the purchase and sale of warrants, puts, calls,   straddles,
spreads or
combinations thereof.

     Intermediate Term Series

          Affirmative         Negative
          Votes Cast          Votes Cast

          11,990,323          1,793,483

     Money Market Series

          Affirmative         Negative
          Votes Cast          Votes Cast

          207,010,923         42,136,713



5.   To approve the modification of the Intermediate Term
Series' investment
restrictions to permit an increase in the borrowing capabilities of the
Series.

     Intermediate Term Series

          Affirmative         Negative
          Votes Cast          Votes Cast

          11,945,380          1,823,174

6.   To approve modification of the Intermediate Term Series
investment
restrictions to clarify that the purchase and sale     of
certain securities are
not deemed to be the purchase or   sale of real estate or
real estate mortgage
loans.

     Intermediate Term Series

          Affirmative         Negative
          Votes Cast          Votes Cast

          12,351,347          1,359,647

7.   To approve modification of the Intermediate Term
Series' investment
restriction regarding purchases of securities on  margin and short sales to
permit certain transactions        involving margin and
certain short sales.

     Intermediate Term Series

          Affirmative         Negative
          Votes Cast          Votes Cast

          12,139,836          1,705,221

8.   To approve modification of the Intermediate Term
Series'    investment
restriction regarding the purchase and sale of
commodities or commodity
futures contracts to permit the    purchase and sale of
financial futures
contracts and options    thereon.

     Intermediate Term Series

          Affirmative         Negative
          Votes Cast          Votes Cast

          12,136,288          1,692,339